AMENDMENT TO EMPLOYMENT AGREEMENT
                                     BETWEEN
                 JUNIPER GROUP, INC. AND VLADO PAUL HRELJANOVIC


     THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made and entered into this 11th day of February, 1998, by and between Juniper Group, Inc., a Nevada corporation (hereinafter referred to as the "Company"), with offices at 111 Great Neck Road, Suite 604, Great Neck, New York 11021, and Vlado P. Hreljanovic (hereinafter referred to as "Executive") with offices at 111 Great Neck Road, Suite 604, Great Neck, New York 11021.

     WHEREAS,  the Executive  has been  employed by the Company  pursuant to the terms of an employment agreement dated January 1, 1990 (the "Original Agreement"), as amended December 5, 1990, (the "1990 Amendment"), January 3, 1994 (the "1994 Amendment"), and April 15, 1995 (the "1995 Amendment") (collectively, the "Executive Agreement");

     WHEREAS, the Company desires to continue to employ the Executive to perform the duties described in the Original Agreement (as amended by the 1990
Amendment,   the  1994  Amendment  and  the  1995  Amendment,   the  "Employment
Agreement").

     WHEREAS, the Executive desires to accept such continued employment with the Company; and

     WHEREAS, the Executive and the Company desire to amend the Employment Agreement as set forth herein;

     NOW THEREFORE, based on the foregoing premises and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1. Paragraph 2 of the Original Employment Agreement as amended by paragraph 1 of the 1995 Amendment, is amended to make the term of the Employment Agreement a period of seven years commencing on the date hereof (hereby the "Effective Date"), and shall continue until the seventh anniversary date of the Effective Date, provided however that the term of this Agreement may be continued thereafter by renewal on a year to year basis, subject to mutual agreement of the parties to the Employment Agreement, if at least one hundred and eighty (180) days before the date of termination of the date of the initial term of this agreement and any renewal hereof, either party gives the other written notice of the intention not to extend this Employment Agreement as so provided. All other terms and conditions with this paragraph shall remain in full force and effect.

2. Paragraph 2 (a), (b)(i), (ii) and 2 (c) of the 1995 Amendment is superseded by the following provisions:

         Options

(i) The Executive shall have the right to receive up to 40% of his annual Base Salary in the form of ten (10) year non-qualified stock options (as described in Section 422 of the Internal Revenue Code of 1986, as amended) to purchase common stock, $.001 par value (the "Common Stock") of the Company ("NQSOs"). The Executive shall provide written notice to the Company of his intent to receive NQSOs in lieu of a portion (not to exceed 40%) of his salary (the "NQSO Notice") no less than five days prior to the date on which his salary is payable. The number of NQSOs issuable in lieu of Base Salary shall be determined by dividing the amount of the Base Salary for which options are being issued by one half of the closing bid price on the date the Base Salary is payable as reported on the NASDAQ Stock Market ("NASDAQ").

(ii) In addition to the options that Executive may elect to receive during the year at his option, in lieu of base salary payments, and in order to encourage the Executive to use his maximum efforts on behalf of the Company, the Company shall grant to the Executive each year during the Initial Term and each renewal term additional ten (10) year NQSOs to purchase one hundred thousand (100,000) shares of the Company's Common Stock pursuant to the Company's 1998 Stock Option Plan or such other option plan as may then be in effect (the "Plan"). The exercise price of the options being issued shall be one half of the closing bid price as reported on NASDAQ on the date of the acquisition's closing.

(iii)As an additional part of the Executive's incentive option arrangement, in the event that during the Initial Term or any renewal term, the Company acquires any other business entity (whether a corporation or otherwise) introduced to the Company by the Executive, the Executive shall be entitled to receive additional ten (10) year NQSOs to purchase (x) a number of shares of the Company's Common Stock having a fair market value (based upon the market price of the Common Stock on the date of such acquisition) in an amount equal to ten percent (10%) of the consideration paid in cash, plus
     (y) 10% of the number of shares of the Company's Securities issued in such acquisition (with same rights as are attached to the securities issued to the seller). The exercise price of the options being issued shall be one half of the closing bid price as reported on NASDAQ on the date of the acquisition's closing.

(iv) As an additional part of the Executive's incentive option arrangement, in the event that during the Initial Term or any renewal term, the Company organizes a subsidiary or enters into a joint venture or strategic business alliance with a third party introduced by the Employee and the Company owns a majority of the capital stock and other equity interests of such subsidiary or other entity, the Employee shall be entitled to receive additional ten (10) year NQSOs to purchase a number of shares of the Company's Common Stock having a fair market value (based upon the average of the closing market prices of the Common Stock for the 30 trading days immediately preceding the end of each fiscal year of the subsidiary or such other entity) in an amount equal to ten percent (10%) of the pre-tax net profits of such subsidiary or other entity for each of the first five (5) fiscal years of such subsidiary or other entity. The exercise price should be fifty percent of the closing bid price of the Company's stock on the day of the end of the fiscal year of such subsidiary or other entity.

(v) As an additional part of the Executive's incentive option arrangement, in the event that the Executive is successful in raising additional capital for the Company during the terms hereof or any extension of such term, the Executive shall be entitled to receive additional ten (10) year NQSOs in amount equal to the product of dividing 10% of the capital raised by the fair market value of the Company's common stock at the date of closing. The exercise price for the options being issued will be at one half of the closing bid price on the date of the financial transaction or at the end of the Company's fiscal year, whichever bid price is lower. Such NQSOs shall vest on the closing date of any such acquisition and be exercisable at a price equal to one half of the closing bid price for the Company's Common Stock as reported on the NASDAQ on such date.

(vi) As additional compensation, the Company will grant to the Executive the following number of Shares of the Company's Common Stock, which are not registered under the Act, upon the occurrence of any of the following events:

     (a) Options to purchase 100,000 Shares in the fiscal year that "Operating Income" (as defined in Paragraph 2(d) in the 1995 Amendment), is equal to or greater than $100,000, and (2) in each successive fiscal year Operating Income increases by 10% as compared to the previous fiscal year; and

     (b) Options to purchase 50,000 Shares if Gross Revenue of any subsidiary or intermediary subsidiary increases by 15% in any fiscal year compared to the previous fiscal year.

          The exercise price of such options granted hereunder shall be fifty percent the closing bid price on the last day of the fiscal year.

(vii)(a) If there is any stock dividend, stock split, or combination of shares of Common Stock of the Company, the number and amount of shares then subject to this option shall be proportionately and appropriately adjusted; no change shall be made in the aggregate purchase price to be paid for all shares subject to this option, but the aggregate purchase price shall be allocated among all shares, subject to this option after giving effect to the adjustment.

     (b) If there is any change in the Common Stock of the Company, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, all of the options granted to the Executive under the Executive's Agreement, shall be immediately exercisable. Failure of the Board of Directors to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.

     (c) If the Company is merged into or consolidated with any other corporation, or if it sells all or substantially all of its assets to any other corporation, then either (i) the Company shall cause provisions to be made for the continuance of this option after such event, or for the substitution for this option of an option covering the number and class of securities which the Executive would have been entitled to receive in such mergers or consolidation by virtue of such sale if the Executive had been the holder or record of a number of shares of Common Stock of the Company equal to the number covered by the unexercised portion of this option, or (ii) the Company shall give to the Executive written notice of its election not to cause such provision to be made and this option shall be exercisable in full (or, at the election of the Executive, in part) at any time during a period of twenty days, to be designated by the Company, ending not more than 10 days prior to the effective date of the merger, consolidation or sale, in which case this option shall not be exercisable to any extent after the expiration of such 20 day period. In no event, however, shall this option be exercisable after the Termination Date.

3.       Expenses

     The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of shares of stock pursuant thereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

4.       Notice of Exercise of Options

(a) The person exercising an option shall not be considered a record holder of the Stock so purchased for any purpose until the date on which he is actually recorded as the holder of such stock in the records of the Company.

(b) This option shall be exercisable whether or not Executive shall continue to be an employee of the Company, or early, normal or deferred retirement or prior to the earlier date on which the option expires in accordance with its terms, except that if the Executive is an employee of the Company at the time of his death, then this option shall be exercisable by his personal representative or heirs, as the case may be, within the twelve month period next succeeding the death of the Executive, or prior to the earlier date on which the option expires in accordance with its terms.

5. Binding Upon Heirs, Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon, The Company, its successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of The Company's assets or business, or with or into which The Company may be liquidated, consolidated, merged, or otherwise combined, and shall inure to the benefit of the Executive, his heirs, distributees and personal representatives, and be binding upon the Executive.

6. Waiver. The failure of either party to insist in any one or more instances, upon performance of any of the terms, covenants or conditions of this Amendment shall not be construed as a waiver of further performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

7. Notices. Any notice given hereunder shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested to the parties' respective address first set forth above, and in the case of notice to the Company, addressed to the Secretary of the Company with a copy to Snow Becker Krauss, Attention: Jack Becker, Esq., either party may, by notice as aforesaid; designate a different address. Any notice given hereunder shall be effective on the date of mailing.

8. Entire Agreement. The parties hereto agree that, effective as of February 11, 1998, this Amendment supersedes the terms and provisions of the Employment Agreement and any previous agreements between the Executive and The Company only to the extent of a direct modification or addition or conflicting provision set forth in this Amendment, as amended hereby, contains the entire understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, modified or supplemented in any respect, except by a subsequent written agreement entered into by both parties hereto. All other provisions not amended in the Original Agreement, 1990 Amendment, 1994 Amendment and 1995 Amendment shall continue to be survive and be in full force and effect.

9. Severability. If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement, but shall be confined in its operation to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

10. Governing Law/Jurisdiction/Dispute Resolution. This Agreement shall be governed by and construed under the laws of the State of New York and disputes in connection therewith shall be resolved in courts located in the County of Nassau, State of New York or arbitrated before the American Arbitration Association (the "AAA") in the County of Nassau, State of New York pursuant to the then Rules of the AAA. The parties consent to the jurisdiction of the Supreme Court of the State of New York and of the U.S. District Court sitting in the Eastern District of the State of New York with respect to any and all proceedings and further agree that any and all process and notices of motions or applications in relation to any Court proceedings or arbitration may be served upon a party personally or by registered or certified mail, return receipt requested. The service may be accomplished either within or without the State of New York, and such notice shall be given of all applications and hearings as is provided by the laws of the State of New York. The award of the Courts or arbitrators shall be final and binding upon the parties and judgment thereon may be entered as provided by the laws of the State of New York.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first herein above written.


                          /S/ Vlado P. Hreljanovic
                          ------------------------
                              Vlado P. Hreljanovic



                               JUNIPER GROUP, INC.


                          By:__________________________


                                   EXECUTIVE:


                          By:__________________________